                                                                      EXHIBIT 99
                       HUNTINGTON BANCSHARES INCORPORATED
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in thousands, except for ratios)


                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30,                       JUNE 30,
                                                  -------------------------      ------------------------
                                                     2001           2000            2001           2000
                                                  ---------       ---------      ---------      ---------
EXCLUDING INTEREST ON DEPOSITS

(Loss) Income before taxes .................      $  (8,552)      $ 134,560      $  84,742      $ 285,138
Restructuring and other charges ............        110,965            ---         110,965           ---
                                                  ---------       ---------      ---------      ---------
Operating income before taxes ..............        102,413         134,560        195,707        285,138
                                                  ---------       ---------      ---------      ---------

Fixed charges:
        Interest expense ...................         80,638          94,477        170,408        186,694
        Interest factor of rent expense ....          3,578           3,450          7,150          7,055
                                                  ---------       ---------      ---------      ---------

           Total fixed charges .............         84,216          97,927        177,558        193,749
                                                  ---------       ---------      ---------      ---------

Reported earnings ..........................      $  75,664       $ 232,487      $ 262,300      $ 478,887
                                                  =========       =========      =========      =========
Operating earnings .........................      $ 186,629       $ 232,487      $ 373,265      $ 478,887
                                                  =========       =========      =========      =========

Fixed charges ..............................      $  84,216       $  97,927      $ 177,558      $ 193,749
                                                  =========       =========      =========      =========

RATIO OF REPORTED EARNINGS TO FIXED CHARGES          0.90 X          2.37 X         1.48 X         2.47 X
Ratio of Operating Earnings to Fixed Charges         2.22 X          2.37 X         2.10 X         2.47 X


INCLUDING INTEREST ON DEPOSITS

(Loss) Income before taxes .................      $  (8,552)      $ 134,560      $  84,742      $ 285,138
Restructuring and other charges ............        110,965            ---         110,965           ---
                                                  ---------       ---------      ---------      ---------
Operating income before taxes ..............        102,413         134,560        195,707        285,138
                                                  ---------       ---------      ---------      ---------

Fixed charges:
        Interest expense ...................        250,926         286,690        525,777        561,556
        Interest factor of rent expense ....          3,578           3,450          7,150          7,055
                                                  ---------       ---------      ---------      ---------

           Total fixed charges .............        254,504         290,140        532,927        568,611
                                                  ---------       ---------      ---------      ---------

Reported earnings ..........................      $ 245,952       $ 424,700      $ 617,669      $ 853,749
                                                  =========       =========      =========      =========
Operating earnings .........................      $ 356,917       $ 424,700      $ 728,634      $ 853,749
                                                  =========       =========      =========      =========

Fixed charges ..............................      $ 254,504       $ 290,140      $ 532,927      $ 568,611
                                                  =========       =========      =========      =========

RATIO OF REPORTED EARNINGS TO FIXED CHARGES          0.97 X          1.46 X         1.16 X         1.50 X
Ratio of Operating Earnings to Fixed Charges         1.40 X          1.46 X         1.37 X         1.50 X
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